EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42533, No. 333-86001, No. 333-62734, No. 333-100011, and No. 333-138673, pertaining, respectively, to the 1995 Stock Option Plan, as amended and restated; the 1998 Stock Option Plan; the 1998 Stock Option Plan, as amended; the 2001 Non-Qualified Employee Stock Option Plan and the 2002 Stock Option Plan; and the Amended and Restated 2002 Stock Option Plan), and Forms S-3 (No. 333-42367, No. 333-75821, No. 88701, No. 333- 33710, No. 333-51250, No. 333-53538, No. 112513, No. 115281, No. 333-140518 and No. 148757) of Titan Pharmaceuticals, Inc. and subsidiaries of our reports dated March 7, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Titan Pharmaceuticals, Inc. and subsidiaries, included in the Annual Report on Form 10-K, as amended by Form 10-K/A, Amendment No. 1, for the year ended December 31, 2007.

/s/    ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

March 28, 2008